Exhibit (23)(E)

TIAA Real Estate Account

c/o Teachers Insurance and Annuity Association of America

730 Third Avenue

New York, New York, 10017-3206

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 10, 2015 with respect to the statement of revenues and certain expenses of Casa Palma – Coconut Creek, Florida for the year ended December 31, 2014; and to the use of our report dated August 28, 2015 with respect to the statement of revenues and certain expenses of The Cordelia – Portland, Oregon for the year ended December 31, 2014; and to the use of our report dated December 15, 2015 with respect to the statement of revenues and certain expenses of 225 Binney Street – Cambridge, Massachusetts for the year ended December 31, 2014; and to the use of our report dated September 30, 2015 with respect to the statement of revenues and certain expenses of Pinto Business Park – Houston, Texas for the year ended December 31, 2014; and to the use of our report dated November 4, 2015 with respect to the statement of revenues and certain expenses of The Ashton Judiciary Square – Washington, D.C. for the year ended December 31, 2014; and to the use of our report dated January 25, 2016 with respect to the statement of revenues and certain expenses of 1500 Owens – San Francisco, California for the year ended December 31, 2014; and to the use of our report dated January 25, 2016 with respect to the statement of revenues and certain expenses of 409-499 Illinois Street – San Francisco, California for the year ended December 31, 2014; and to the use of our report dated April 5, 2016 with respect to the statement of revenues and certain expenses of Fort Point Creative Exchange Portfolio – Boston, Massachusetts for the year ended December 31, 2015 in the Registration Statement (Form S-1) and related prospectus of the TIAA Real Estate Account.

/s/ AGH, LLC

AGH, LLC
April 26, 2016

3500 Piedmont Road • Suite 500 • Atlanta, Georgia 30305 • Phone (404) 233-5486 • Fax (404) 237-8325
cpa@aghllc.com • www.aghllc.com

Members of The American Institute of CPAs, Georgia Society of CPAs and Geneva Group International